UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007 (October 25, 2007)

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NATIONAL HEALTH REALTY, INC.

(Exact name of registrant as specified in its charter)

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Maryland	001-13487	52-2059888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Vine Street, Suite 1402

Murfreesboro, Tennessee 37130

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 890-2020

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

At a special meeting on Thursday, October 25, 2007, the stockholders of National Health Realty, Inc., a Maryland corporation (“NHR”), voted to approve the merger of NHR with and into Davis Acquisition Sub LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of National HealthCare Corporation.  The management of NHR expects that the merger will be completed as scheduled on October 31, 2007.

This Current Report on Form 8-K contains a forward-looking statement based on management’s current expectations. This statement has been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This statement involves risks, uncertainties and other factors that may cause actual results to differ from the expectations expressed in the statement.  Many of these factors are beyond the ability of NHR to control or predict.  These factors include, without limitation: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and (ii) the inability to complete the merger.  In light of the significant uncertainties inherent in the forward-looking statement contained in this Current Report on Form 8-K, you should not place undue reliance on it.  NHR undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

October 25, 2007

NATIONAL HEALTH REALTY, INC.

By:

/s/ Robert G. Adams

Name:  Robert G. Adams

Title:     President